
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the financial statements for the quarter ended March 31, 1997 and is qualifed in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       1,717,780
<SECURITIES>                                         0
<RECEIVABLES>                                  113,640<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,857,802
<PP&E>                                      71,701,839<F2>
<DEPRECIATION>                            (39,394,819)<F3>
<TOTAL-ASSETS>                              35,996,242
<CURRENT-LIABILITIES>                        2,545,945
<BONDS>                                     42,131,029<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (8,680,732)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,996,242
<SALES>                                              0
<TOTAL-REVENUES>                             3,576,294<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,610,030<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             853,491
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   112,773<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F8>Net income allocated $1,128 to the general partners and $111,645 to the limted partners.  Average net income per unit of limited partner interest is $2.98.
<F7>Includes operating expenses of $1,262,695, real estate tax of $487,913 and depreciation and amortization of $859,422.
<F6>Includes all revenue of the Partnership.
<F5>Total deficit of the General Partnes is ($390,831) total deficit of the Limited
Partners is ($8,289,901).
<F4>Represents mortgage note payable
<F3>Accumulated depreciation of ($38,908,883) and accumulated amortization of
($485,936).
<F2>Includes apartment complexles of $70,810,676 and deferred expenses $891,163.
<F1>Includes all recivables included in "prepaid expenses and other assets" on the consolidated balance sheet.

